Exhibit 99.1

PRESS RELEASE

By: Expeditors International of Washington, Inc. 1015 Third Avenue, Suite 1200 Seattle, Washington 98104

CONTACTS:	R. Jordan Gates	Bradley S. Powell
	President and Chief Operating Officer	Chief Financial Officer
	(206) 674-3427	(206) 674-3412

FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.20

SEATTLE, WASHINGTON – May 6, 2010, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.20 per share, a 5% increase from the $.19 per share semi-annual dividend declared in 2009. The dividend will be payable on June 15, 2010 to shareholders of record as of June 1, 2010.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 182 full-service offices, 65 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system. Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.